3.11	Form of Subscription Agreement for Unit Offering

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, OR AN EXEMPTION FROM, THE PROSPECTUS AND REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR(S).

SUBSCRIPTION AGREEMENT

Subscription Agreement (“Agreement”) by and between _____________________ [an individual] [a ________________ corporation] (the “Subscriber”) and Mogul Energy International, Inc., a Delaware Corporation (the “Company”).

RECITALS
WHEREAS, the Company is offering, on a no minimum basis, up to an aggregate of 1,250,000 units (the “Units”), each Unit consisting of one (1) share (the “Offered Shares”) of its common stock $0.0001 par value per share (the “Common Stock”), and one (1) stock purchase warrant substantially in the form of Exhibit A hereto (the “Series A Warrant”) at a price of US$0.40 per Unit or $500,000 in the aggregate (the “Offering”). Two (2) Series A Warrants are required for the holder thereof to purchase one (1) share of the Company’s common stock at a price of $0.50 per share for a period of two (2) years commencing on the Closing Date, as defined below. All dollar references herein are to U.S. dollars unless otherwise indicated.

WHEREAS, the Company will offer and sell Offered Shares only to investors who are not “U.S. Persons” as defined in Regulation S as promulgated under the Securities Act of 1933, as amended (the “1933 Act”) or residents of Canada, and who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside.

WHEREAS, separate and not as a part of the Offering, the Subscriber desires to purchase from the Company and the Company desires to sell to the Subscriber the number of Units set forth in Section 1.1 hereof, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.	Definitions.

“1933 Act” shall have the meaning ascribed thereto in the recitals to this Agreement.

“Accredited Subscriber” shall have the meaning ascribed thereto in Section 1.6(a) hereof.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

“Agreement” means this Subscription Agreement.

“ASC” shall have the meaning ascribed thereto in Section 1.6(a) hereof.

“BCSC” shall have the meaning ascribed thereto in Section 1.6(a) hereof.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are closed.

“Closing Date” shall have the meaning ascribed thereto in Section 1.4 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Sock” means shares of the Company's common stock, $0.001 par value, or such securities that such stock shall hereafter be reclassified into.

“Company,” “us,” “we,” or“our,” means Mogul Energy International, Inc.

“Effective Date” shall have the meaning ascribed thereto in Section 7.12 hereof.

“Exercise Price” means the exercise price of the Series A Warrants as the same may from time to time be adjusted.

“Family and Friends (Alberta and BC)” shall have the meaning ascribed thereto in Section 1.6(a) hereof.

“Family and Friends (Ontario)” shall have the meaning ascribed thereto in Section 1.6(b) hereto.

“NI-45-106” shall have the meaning ascribed thereto in Section 1.6(a) hereof.

“Offered Shares” shall have the meaning ascribed thereto in the recitals to this Agreement.

“Offering” means the offering of the 1,250,000 Units.

“OSC” shall have the meaning ascribed thereto in Section 1.6(b) hereto.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceed-ing, such as a deposition), whether commenced or threatened.
“Purchase Price” shall have the meaning ascribed thereto in Section 1.2 hereof.

“Reference Date” shall have the meaning ascribed thereto in Section 8.12 hereof.

“Series A Warrants” shall have the meaning ascribed thereto in the recitals to this Agreement.

“Subscribed for Shares” shall mean the constituent shares of Common Stock of the Subscribed for Units.

“Subscribed for Units” shall have the meaning ascribed thereto in Section 1.2 hereof.

“Units” shall have the meaning ascribed thereto in the recitals to this Agreement.

“US Person” shall have the meaning ascribed thereto in Exhibit 1.5 hereto.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Series A Warrants issued or to be issued to the Subscriber or its assignees or designees in connection with the offering consummated under this Agreement.

1.2	Subscription and Purchase of Units.

Subject to the terms and conditions herein set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company ______________ Units (the “Subscribed for Units”), at a price of US$0.40 per share or an aggregate consideration of $__________ (the “Purchase Price”).

1.3	Payment of Purchase Price.

Simultaneously with the execution and delivery of this Agreement by the Subscriber, the Subscriber shall deliver the Purchase Price by check payable to the Company or by wire transfer of funds pursuant to wiring instructions provided by the Company and as set forth on Exhibit 1.3 hereto.

1.4	Closing.

The closing of the purchase and sale of the Units (the “Closing”) shall take place at the offices of the Company immediately following the execution of this Agreement by the Company, or at such other time and place or on such other business day thereafter as the parties hereto may agree (the “Closing Date”). On the Closing Date, the Company will direct its stock transfer agent to deliver a certificate(s) representing the Offered Shares and the Series A Warrants constituting the Subscribed for Units to the Subscriber against confirmation of collection of the Purchase Price.

1.5	Limitations of Offering.

The Subscriber acknowledges that the Company is offering and selling the Units only to investors (the “Qualified Subscribers”) who are offshore investors who are not “US Persons” as that term is defined in Regulation S (which definition is set forth on Exhibit 1.5 hereto) as promulgated under the 1933 Act, and who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside.

1.6	Canadian Subscriber Suitability Criteria; Prospectus and Registration Exemptions.

(a)   If such non US Persons are residents of the provinces of Alberta or British Columbia, Canada, they must either be (1) purchasing the Units as principal and be “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI-45-106”), as adopted by, respectively, the British Columbia Securities Commission (the “BCSC”), and the Alberta Securities Commission (the “ASC”), or (2) investors who are purchasing the Units as a principal and who are either

(i)	a director, senior officer or control person of the Company, or of an affiliate of the Company,

(ii)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company, or of an affiliate of the Company,

(iii)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company or of an affiliate of the Company,

(iv)	a close personal friend of a director, executive officer or control person of the Company, or of an affiliate of the Company,

(v)	a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

(vi)	a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

(vii)	a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

(viii)
a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii), provided such person does not have a “prohibited relationship” with the Company, as that term is defined in subsection 66(12.671) of the Income Tax Act (Canada), or

(ix)
a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii), provided such trust or estate does not have a “prohibited relationship” with the Company, as that term is defined in subsection 66(12.671) of the Income Tax Act (Canada).

Collectively, the categories of prospective investors described in paragraphs 1.4 (a) (2) (i) through (ix) are herein referred to as “Family and Friends (Alberta and BC)”. If the Subscriber is resident in Alberta or British Columbia and is purchasing the Units as an “accredited investor” within the meaning of NI-45-106 or as Family and Friends (Alberta and B.C.), the Subscriber must deliver, at Closing, a duly completed and executed Representation Letter in the form attached hereto as Exhibit “1.6(A)”.

(b)   if the Subscriber is a resident of Ontario, the Subscriber is purchasing the Subscribed for Units as principal and is an “accredited investor” as defined in NI-45-106 as adopted by the Ontario Securities Commission (the “OSC”), or is an investor purchasing a principal and is (a) a founder of the Company, (b) an affiliate of a founder of the Company, (c) a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Company, or (d) a person that is a control person of the Company (collectively “Family and Friends (Ontario)”). If the Subscriber is resident in Ontario and is purchasing the Units as an “accredited investor” within the meaning of NI-45-106 or as Family and Friends (Ontario), the Subscriber must deliver, at Closing, a duly completed and executed Representation Letter in the form attached hereto as Exhibit “1.6(B)”.

(c)   if the Subscriber is resident of Saskatchewan, the subscriber is purchasing the Units as principal and is an “accredited investor” within the meaning of NI-45-106, and the Subscriber must deliver at closing, a duly completed and executed Representation Letter in the form attached hereto as “Exhibit “1.6(C)”.

1.7	No Minimum Number of Subscribed for Units Need be Sold.

The Subscriber acknowledges that the Company is offering and selling the Units on a no minimum basis, and further acknowledges and understands that since there is no minimum number of Units to be sold, no proceeds will be held in an escrow account and all funds will be immediately available to, and for use by, the Company. Subscriber further acknowledges that it may be the only investor in the Offering.

2.	Subscriber’s Conditions of Closing.

The Subscriber’s obligation to purchase and pay for the Units is subject to the satisfaction or waiver of the condition that the representations, warranties and covenants of the Company set forth in Section 4 hereof shall be true in all material respects on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; and, if the Closing Date is other than the date hereof, the Company shall deliver to Subscriber a certificate of a duly authorized officer of the Company, dated the Closing Date, to such effect.

3.	Company’s Conditions of Closing.

The Company’s obligation to sell the Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 3.

3.1	Representations, Warranties and Covenants.

The representations, warranties and covenants of the Subscriber set forth in Section 5 hereof shall be true in all material respects on and as of the Closing Date.

32.	Payment of Purchase Price.

The Subscriber shall have purchased and paid for the Units by delivery of the Purchase Price.

3.3	No Adverse Action or Decision.

There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

3.4	Compliance with Securities Laws.

The offer and sale of the Units under this Agreement shall have complied with, and shall not be prohibited by, all applicable requirements of the 1933 Act or applicable Canadian Securities Laws (as hereinafter defined).

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Subscriber that:

4.1	Corporate Existence.

The Company is a Company duly organized, legally existing, and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

4.2	Authorization; Enforcement.

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. When executed and delivered in accordance with the terms hereof, this Agreement shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Anything herein to the contrary notwithstanding, this Agreement shall not become a binding obligation of the Company until it has been accepted by the Company as evidenced by its execution by a duly authorized officer.

4.3	Agreement Not in Conflict.

The execution and delivery of this Agreement by the Company and the completion of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) any statute, rule or regulation applicable to the Company; (B) the charter documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or, to the best of its knowledge, information and belief, the property or assets of the Company.

4.4	Other Offerings.

Subscriber acknowledges that the Company is currently engaged in two contemporaneous offerings of its Common Stock and will, from time to time, offer and sell additional shares of Common Stock on such terms and conditions as its Board of Directors may determine.

5.	Representations, Warranties and Acknowledgements of Subscriber.

The Subscriber represents, warrants and covenants to the Company that:

5.1	Organization; Authority.

The Subscriber has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and to carry out its obligations hereunder. The Subscriber:

(d)    if a company, trust, partnership, qualified plan or other entity, it is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is authorized and qualified to become a holder of the Units, the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this agreement, and the acquisition of the Units by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized by all necessary action to be taken on the part of the Subscriber;

(e)    if the Subscriber is not an individual, has the requisite power, authority and legal capacity to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise (as the case may be) with respect to such matters have been given or obtained; and

(f)    in any case, this Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or any of the Subscriber’s charter documents, or of any agreement to which the Subscriber is a party or by which it is bound.

5.2	Acquisition of Units for Investment.

The Subscriber is acquiring the Units as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Units or any part thereof or interest therein. Except as otherwise disclosed in writing to the Company, the Subscriber is not acting jointly or in concert with any other person or company for the purposes of acquiring any of the Units.

5.3	Experience of Subscriber.

The Subscriber either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating and assessing the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment and has determined that the Units are suitable to investment for him.

5.4	Ability of Subscriber to Bear Risk of Investment.

The Subscriber acknowledges that the purchase of the Units is a highly speculative investment, involving a high degree of risk and the Subscriber is able to bear the economic risk of an investment in the Units; and, at the present time, is able to afford a complete loss of such investment.

5.5	No Conflict or Violation.

The execution, delivery, and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation or commitment applicable to Subscriber. The execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transaction contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber’s charter documents (if the Subscriber is not a natural person) or any agreement to which the Subscriber is a party or by which it is bound.

5.6	Regulation S Representations, Acknowledgements and Warranties.

If the Subscriber is not a US Person as defined in Regulation S, Subscriber further represents and warrants that:

(g)   The Subscriber acknowledges that the Units are being offered and sold in reliance on the exemptions from the registration requirements of the 1933 Act provided by the provisions of Regulation S as promulgated under the 1933 Act, and that the Units may not be resold in the United States or to a US Person as defined in Regulation S, except pursuant to an effective registration statement or an exemption from the registration provisions of the 1933 Act as evidenced by an opinion of counsel acceptable to the Company, and that in the absence of an effective registration statement covering the Units or an available exemption from registration under the 1933 Act, the Units must be held indefinitely. The Subscriber further acknowledges that this Agreement is not intended as a plan or scheme to evade the registration requirements of the 1933 Act;

(h)    The Subscriber is a resident of the country set forth on the signature page hereto;

(i)     the Subscriber is not a “US Person” as that term is defined in Rule 902 of Regulation S, as more fully set forth in Exhibit 1.5 hereto;

(j)     the Subscriber is not, and on the Closing Date will not be, an affiliate of the Company;

(k)    the Subscriber agrees that all offers and sales of the Units shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the Units under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Units have been and will be offered or sold by the Subscriber to, or for the account or benefit of a U.S. Person or within the United States until after the end of a one year period commencing on the date on which this Agreement is accepted by the Company (the “Distribution Compliance Period”), except pursuant to an effective registration statement as to the Units or an applicable exemption from the registration requirements of the 1933 Act.

(l)     the Units have not been offered to the Subscriber in the United States and the individuals making the decision to purchase the Units and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the decision was made and this Agreement was executed and delivered;

(m)    the Subscriber will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units;

(n)    neither the Subscriber nor any of his affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Units or any other Units of the Company until after the end of the Distribution Compliance Period, and acknowledges that such activities are prohibited by Regulation S.

5.7	Canadian Exemptions Representations, Acknowledgements and Warranties.

(o)   The Subscriber understands that it is purchasing the Units pursuant to certain exemptions from the registration and prospectus requirements of applicable securities legislation in Canada (the “Canadian Securities Laws”) afforded by, without limitation, Sections 2.3 [Accredited Subscribers], 2.5 [Family, friends and business associates], and 2.7 [Family, friends and business associates (Ontario)] of NI 45-106 and, as a consequence, (A) certain rights, remedies and protections under securities legislation will not be available to the Subscriber in connection with the purchase of the Shares; (B) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation; and (C) the Company is relieved from certain obligations that would otherwise apply under securities legislation; and

(p)    the Subscriber is purchasing the Units as principal solely for its own benefit and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units and the Subscriber is (A) an “accredited investor” as such term is defined in NI 45-106, has executed and delivered a duly completed Representation Letter in the form attached hereto as “Exhibits 1.6 (A), (B) or (C)” as applicable, representing that the Subscriber fits within one of the categories of “accredited investor” set forth in such definition and was not created and/or used solely to purchase or hold the Units; or (B) satisfies the definition of Family and Friends (Alberta and BC) or Family and Friends (Ontario) as applicable in the province in which he resides.

5.8	Transfer Restrictions.

(q)   The Subscriber acknowledges that the certificates representing Units shall bear a legend substantially as follows:

“THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, IN COMPLIANCE WITH REGULATION S AND/OR OTHER APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO REGISTRATIONS AND PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR(S), IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.”

(r)    The Subscriber understands and acknowledges that the Company has the right not to record a purported transfer of the Units, without the Company being satisfied that such transfer is exempt from or not subject to (a) registration under the U.S. 1933 Act and any applicable state securities laws, and (b) the registration and prospectus requirements under Canadian Securities Laws.

(s)    In addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber’s ability to resell the Units under applicable Canadian Securities Law.

(t)    The Subscriber understands and acknowledges that the Company is not obligated to file and has no present intention of filing any registration statement or prospectus in respect of re-sales of the Units with the SEC in the United States or with any of the provincial securities regulatory authorities in Canada.

(u)   The Subscriber confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Units as an investment for the Subscriber and the resale restrictions (including “hold periods”) to which the Units will be subject under applicable securities legislation and confirms that no representation has been made to the Subscriber by or on behalf of the Company with respect thereto.

(v)    The Subscriber will not resell any Units except in accordance with the provisions of applicable securities legislation and stock exchange rules.

5.9	No Offering Memorandum.

The Subscriber acknowledges that the offering is being conducted without delivery of an offering memorandum and that it has not relied on any oral representation, warranty or information in connection with the offering of the Units by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company.

5.10	No Approval by Regulatory Authority.

The Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of an investment in Units of which the Units are a part.

5.11	No Representation as to Value of Units.

The Subscriber confirms that neither the Company nor any of its directors, employees, officers, consultants, agents or affiliates, has made any representations (written or oral) to the Subscriber regarding the future value of the Units and acknowledges and confirms that no representation has been made to the Subscriber with respect to the listing of the Units on any exchange or that application has been or will be made be made for such listing. In making its investment decision with respect to the Units, the Subscriber has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation made by or on behalf of the Company.

5.12	No Advertisement.

The Subscriber is not and has not become aware of any advertisement in printed public media or on radio, television or other form of communication (including electronic display such as the Internet) with respect to the Offering.

513	Conditional Sale.

The Subscriber understands that the sale and delivery of the Units is conditional upon such sale being exempt from the registration and prospectus requirements under applicable securities legislation or upon the issuance of such orders, consents or approvals as may be required to permit such sale and delivery without complying with such requirements. If required under applicable securities legislation or regulatory policy, or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Units.

5.14	No Joint Action.

Except as disclosed in writing to the Company, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring the Units.

5.15	Tax Consequences.

The Subscriber understands that the investment in the Subscribed to Units may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Subscriber to determine and assess such tax consequences as may apply to its particular circumstances, and the Subscriber has not received and is not relying on the Company for any tax advice whatsoever.

5.16	Legal Advice.

The Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution and delivery of this Subscription Agreement and the purchase of the Units by it.

6.	Reliance and Indemnification.

6.1	Reliance and Timeliness.

The Subscriber understands and acknowledges that (i) the Units are being offered and sold to the Subscriber without registration under the Securities Act or applicable Canadian Securities Laws in a private placement that is exempt from the registration provisions of the Securities Act and/or the registration and prospectus requirements of applicable Canadian Securities Laws and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any Representation Letter executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Units. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement which takes place prior to Closing.

6.2	Indemnification.

The Subscriber agrees to indemnify the Company, and each of its officers, directors, employees, consultants and agents from and against all losses, claims, costs, expenses, damages or liabilities that any of them they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants. The Subscriber acknowledges and agrees that the Company acts as trustee of the Subscriber’s covenants hereunder for each of its officers, directors, employees, consultants and agents entitled to indemnity hereunder and shall be entitled to enforce such covenants on behalf of such persons.

7.	Miscellaneous.

7.1	Amendment; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Subscriber; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.2	Survival of Representations and Warranties.

All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

7.3	Successors and Assigns; No Third Party.

All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and, to the extent provided in this Agreement.

7.4	Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Pacific Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the this Agreement later than 4:30 p.m. (Pacific Standard Time) on any date and earlier than 11:59 p.m. (Pacific Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: At the address set forth next to the Company’s acceptance of this Agreement as set forth on the signature page hereto.

If to the Subscriber: At the address set forth below the Subscriber’s name on the signature page hereto;

or such other address as may be designated in writing hereafter, in the same manner, by such party.

7.5	Headings.

The headings herein are inserted for convenience only and do not constitute a part of this Agreement. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

7.6	Governing Law; Consent to Jurisdiction.

The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.7	Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber will be entitled to specific performance of the obligations of the Company hereunder. The Company and the Subscriber agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.8	Entire Agreement.

This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

7.9	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.10	Counterparts.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

7.11	Fees and Expenses.

Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement.

7.12	English Language.

The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Units be drawn up in the English language only.

7.13	Knowledge.

As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

7.14	Reference Date and Effective Date.

The reference date of this Agreement is April 11, 2006. The date of acceptance of this Agreement by the Company, as set forth on the signature page, shall be the “effective date” hereof.

SIGNATURES APPEAR ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the dates set forth below.

Number Of Subscribed
(Name of Subscriber - please print)	for Flow-Through Shares:

By:	Aggregate Consideration: $
Authorized Signature
Paid by Delivery of $

(Official Capacity or Title - please print)	Date the Subscription

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)	Agreement Signed by the Subscriber:

(Subscriber’s Address including Country of Residence)

(Telephone Number)/(Facsimile Number)

ACCEPTANCE

The Company hereby accepts the above subscription for the Units of the Company effective the ______day of _________________________, 2006.

Mogul Energy International, Inc.	Address:	Mogul Energy International, Inc.
By:		520 Pike Street, Suite 2210
Name:		Seattle, Washington 98101
Facsimile: (206) 357-4211

EXHIBIT A

FORM OF SERIES A WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE LAWS IN EACH INSTANCE AS EVIDENCE BY AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.

MOGUL ENERGY INTERNATIONAL, INC.

Series A Warrant

WARRANT CERTIFICATE NO.	DATED: _______ ,2006

Mogul Energy International, Inc., a company organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, _______________________________________, or its registered assigns (the "Warrant Holder"), the holder of ______ Series A Warrants represented by this certificate (the “Series A Warrants”). The Holder is entitled, subject to the terms and conditions set forth below, to purchase from the Company one share (the "Warrant Shares") of the Company’s common stock, $0.0001 par value (the "Common Stock”) in exchange for two (2) Series A Warrants plus US$0.50 per share, at any time and from time to time from and after the date thereof and through and including 5:00 p.m. (Pacific Time) on the second anniversary of the date hereof (the “Expiration Date:

1. Registration of Warrant Certificate.

The Company shall register this Warrant Certificate (the “Warrant”), upon records to be maintained by the Company for that purpose (the "Warrant Register"), and in the name of the record Warrant Holder hereof form time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Validity of Warrant and Issue of Shares.

The Company represents and warrants that: (i) this Warrant has been duly authorized and validly issued; (ii) the Warrant Shares when issued upon such exercise, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and (iii) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

3. Registration of Transfers and Exchange of Warrants.

(a) Upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 7 hereof, and subject further to compliance with applicable laws rules and regulations, the Company shall register the transfer all or a portion of this Warrant in the Warrant Register,. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion, if any, of this Warrant not so transferred shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(b) This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 7 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

4. Exercise of Warrants.

(a) Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to, the Company, at its address set forth in or pursuant to Section 7, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United State of America, in cash or by certified or official bank check or checks, payable to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

(b) The Warrant Shares purchased under this Warrant shall be deemed to have been issued to Holder as the record owner of such shares as of the close of business on the Exercise Date.

5. Adjustment Of Exercise Price And Number Of Shares.

The stock purchase price and the number of shares purchasable upon the exercise or conversion of this warrant will be subject to adjustment from time to time upon the occurrence of certain events described in this Section 5.

(a)   If the Company at any time subdivides the outstanding shares of the Company’s Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced; and conversely, if the Company at any time combines the outstanding shares of the Company’s Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased. Upon each such adjustment of the Exercise Price, Holder will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b)   If at any time or from time to time the holders of the Company’s Common Stock or Preferred Stock (or other securities at the time receivable upon the exercise of this Warrant) receive or become entitled to receive, without payment therefore:

(i)
any shares of the Company’s Preferred Stock, Common Stock or any other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(ii)
any cash paid or payable otherwise than as a regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice); or

(iii)
any preferred stock, Common Stock or other securities or property (including cash) by way of spin-off, split up, reclassification, combination of shares or similar corporate rearrangement (other than shares of the Company’s Common Stock issued as a subdivision of the Company’s Common Stock, adjustments in respect of which will be covered by the terms of Section 5(a) above), then and in each such case, Warrant Holder will, upon the exercise or conversion of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to this Section 5(b) in which cash would be paid or payable) which Warrant Holder would have held on the date of such exercise or conversion had he or it been the holder of record of such Common Stock or preferred stock as of the date on which holders of the Company’s Common Stock or preferred stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

(c)   Any reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets, or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) equity securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to Warrant Holder) to ensure that Warrant Holder shall, after such Organic Change, have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock acquirable and receivable upon the exercise of this Warrant immediately prior to such Organic Change, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to Warrant Holder) with respect to Warrant Holder’s rights and interests to ensure that the provisions of this Warrant shall thereafter be applicable to the Warrant, including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the per share value for the Common Stock or other security, if applicable, assigned or reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock or equivalent security of the surviving entity acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to Warrant Holder), the obligation to deliver to Warrant Holder such shares, securities or assets as, in accordance with the foregoing provisions, Warrant Holder may be entitled to acquire.

6. Fractional Shares.

The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

7. Notice.

Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to:

C/o	Mogul Energy International, Inc.

520 Pike Street, Suite 2210
Seattle, Washington 98101
Facsimile: (206) 357-4211
Attention: Chief Financial Officer

8. Warrant Agent.

(a) Initially the Company shall serve as warrant agent under this Warrant.

Upon thirty (30) days' notice to the Warrant Holder, the Company may appoint a new warrant agent.

(b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or share Warrant Holders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Warrant Holders at the Warrant Holders' last address as shown on the Warrant Register.

9. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principals of conflicts of law thereof.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g) This Warrant is issued pursuant to that certain Subscription Agreement between the Company and the original Holder hereof, dated, for reference, April 11, 2006.

(h) The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first indicated above.

Mogul Energy International, Inc.

By:

Name:	Naeem Tyab
Title:	President

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Series A Warrant)

To:	MOGUL ENERGY INTERNATIONAL, INC.

520 Pike Street, Suite 2210
Seattle, Washington 98101
Facsimile: (206) 357-4211

Attention: Chief Financial Officer

In accordance with the Series A Warrant (the “Warrant”) enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Mogul Energy International, Inc. at an Exercise Price (as defined in the Warrant) of ____________ per share and encloses herewith $___________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price for the number of shares of Common Stock to which this Form of Election to Purchase relates.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Name:

Address:

Social Security Or Tax Identification Number:

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

Name:

Address:

Dated: __________, ____		Name of Warrant Holder:

(Print:)

(By:)

(Name:)

(Title:)

(Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Series A Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the within Series A Warrant (the “Warrant”) to purchase __________ shares of Common Stock of Mogul Energy International, Inc. to which the within Warrant relates and appoints __________ attorney to transfer said right on the books of Sibling with full power of substitution in the premises.

Dated: __________, ____		Name of Warrant Holder:

(Print:)

(By:)

(Name:)

(Title:)

(Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

Name and Address of Transferee:

In the presence of:

Dated: __________, ____

Exhibit 1.3

WIRE TRANSFER INFORMATION

Remit U.S. Dollar Wire Payments to:

EXHIBIT 1.5

REGULATION S - DEFINITION OF US PERSON

Rule 902(k) of Regulation S states:

(4)	“US person” means:

(i)	Any natural person resident in the United States; (1)

(ii)	Any partnership or Company organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a US person;

(iv)	Any trust of which any trustee is a US person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or Company if:

(A)	Organized or incorporated under the laws of any foreign jurisdiction; and

(B)
Formed by a US person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(5)	The following are not “US persons”:

(i)
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-US person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a US person if:

(A)	An executor or administrator of the estate who is not a US person has sold or Units investment discretion with respect to the assets of the estate; and

(B)	The estate is governed by foreign law;

(iii)
Any trust of which any professional fiduciary acting as trustee is a US person, if a trustee who is not a US person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a US person;

(iv)	An employee benefit plan established and administrated in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	Any agency or branch of a US person located outside the United States if:

(A)	The agency or branch operates for valid business reasons; and

(B)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(6)	United States. “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

EXHIBIT 1.6(A)

REPRESENTATION LETTER

FOR

RESIDENTS OF ALBERTA AND BRITISH COLUMBIA, CANADA

TO:	Mogul Energy International, Inc. (the “Company”)

520 Pike Street, Suite 2210
Seattle, Washington 98101
Facsimile: (206) 357-4211

In connection with the purchase by the undersigned of Units of the Company, the undersigned is delivering this representation letter to the Subscription Agreement dated, for reference, April 11, 2006 , 2006 the undersigned and the Company, and hereby represents, warrants and certifies to the Company that the undersigned is resident in Alberta or British Columbia or is otherwise subject to the securities laws of Alberta or British Columbia, and is either (A) an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials; or (B) is purchasing the Units as a principal, does not have a “prohibited relationship” with the Company as described in s. 7.4(b) of the Subscription Agreement and is (please check all applicable descriptions):

_____ (i) a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

_____ (iv) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (v) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

_____ (vii) a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

_____ (viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

_____ (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

DATED:_______________ , 2006

(Name of Subscriber - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

IMPORTANT:	IF APPLICABLE, PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

SCHEDULE A TO EXHIBIT 1.6(A)
(ALBERTA AND BRITISH COLUMBIA)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Meaning of “Accredited Subscriber”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean (Please check all the categories that apply to you):
(w)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

(x)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(y)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(z)
a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);

(aa)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

(bb)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(cc)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

(dd)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(ee)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(ff)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(gg)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(hh)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(ii)	a person , other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(jj)
an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

(kk)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

(ll)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(mm)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(nn)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;

(oo)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;

(pp)
a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(qq)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(rr)
a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts;

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction;

“person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual , (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner with the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule A Exhibit “1.6(A)” are in Canadian Dollars.

Exhibit 1.6(B)

ONTARIO RESIDENTS

REPRESENTATION LETTER

TO:	Mogul Energy International, Inc. (the “Company”)

520 Pike Street, Suite 2210
Seattle, Washington 98101
Facsimile: (206) 357-4211

In connection with the purchase by the undersigned of Units of the Company, the undersigned is delivering this representation letter to the Subscription Agreement dated, for reference, April 11, 2006 the undersigned and the Company, and hereby represents, warrants and certifies to the Company that the undersigned is resident in Ontario or is otherwise subject to the securities laws of Ontario, and is either (A) an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials; or (B) is purchasing the Units as a principal, does not have a “prohibited relationship” with the Company as described in s. 7.4(b) of the Subscription Agreement and is (please check all applicable descriptions):

_____	(a)	a founder of the issuer,
_____	(b)	an affiliate of a founder of the issuer,
_____	(c)	a spouse, parent, brother, sister, grandparent or child of an executive, director or founder of the issuer, or
_____	(d)	a person that is a control person of the issuer.

DATED: _______________, 2006

(Name of Subscriber - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

IMPORTANT:	PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

Schedule A Exhibit 1.6(B)

REPRESENTATION LETTER
(ONTARIO)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Meaning of “Accredited Subscriber”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean (Please check all categories that apply to you):

(ss)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

(tt)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(uu)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(vv)
a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);

(ww)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

(xx)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(yy)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

(zz)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(aaa)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(bbb)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(ccc)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(ddd)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(eee)	a person , other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(fff)
an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

(ggg)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

(hhh)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(iii)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(jjj)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;

(kkk)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;

(lll)
a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(mmm)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(nnn)
a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts;

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction;

“person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual , (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner with the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule A Exhibit “1.6(B)” are in Canadian Dollars.

Exhibit 1.6(C)

SASKATCHEWAN RESIDENTS

REPRESENTATION LETTER

TO:	Mogul Energy International, Inc. (the “Company”)

520 Pike Street, Suite 2210
Seattle, Washington 98101
Facsimile: (206) 357-4211

In connection with the purchase by the undersigned of Units of the Company, the undersigned is delivering this representation letter to the Subscription Agreement dated, for reference, ?, 2006 the undersigned and the Company, and hereby represents, warrants and certifies to the Company that the undersigned is resident in Saskatchewan or is otherwise subject to the securities laws of Saskatchewan, and is an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials.

DATED:_______________, 2006

(Name of Subscriber - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

IMPORTANT:	PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

Schedule A Exhibit 1.6(C)

REPRESENTATION LETTER

(SASKATCHEWAN)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Meaning of “Accredited Subscriber”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean (Please check all categories that apply to you):
(ooo)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

(ppp)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(qqq)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(rrr)
a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);**

(sss)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

(ttt)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(uuu)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

(vvv)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(www)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(xxx)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(yyy)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(zzz)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(aaaa)	a person , other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(bbbb)
an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

(cccc)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

(dddd)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(eeee)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(ffff)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;

(gggg)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;

(hhhh)
a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(iiii)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(jjjj)
a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts;

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction;

“person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual , (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner with the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule A Exhibit “1.6(C)” are in Canadian Dollars.